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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of EarthShell Corporation filed on Form S-3 of our report dated March 30, 2001, appearing in the Annual Report on Form 10-K of EarthShell Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
December 28, 2001

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INDEPENDENT AUDITORS' CONSENT